Exhibit 99.03



                             PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (this "Agreement"), dated as of October 1, 1995, by and between UNITED STATES FILTER CORPORATION, a Delaware corporation (hereinafter called the "COMPANY"), and ANJOU INTERNATIONAL COMPANY, a Delaware corporation (hereinafter called the "SECURED PARTY");

                             WITNESSETH THAT:

          WHEREAS, the Company and the Secured Party are parties to that certain Share Disposition Agreement dated as of the date hereof (the "Share Disposition Agreement"); and

          WHEREAS, the Company desires to secure its obligations to the Secured Party under the Share Disposition Agreement by granting to the Secured Party a first priority, perfected security interest in certificates of deposit in the aggregate amount of $5 million issued by The First National Bank of Boston, pursuant to the terms and subject to the conditions of this Agreement; and

          WHEREAS, the execution and delivery of this Agreement by the Company is a condition precedent to the agreement by the Secured Party to enter into the Share Disposition Agreement;

          NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged by the Company, and in order to induce the Secured Party to enter into the Share
Disposition Agreement, the parties hereto covenant and agree as follows:

1. CERTAIN DEFINITIONS. All capitalized words and terms not otherwise defined herein that are defined in the Share Disposition Agreement are herein used as therein defined. In addition to other words and terms defined elsewhere in this Agreement, words and terms that are defined in the UCC are used herein as defined in the UCC except where the context otherwise requires, and the following words and terms shall have the following meanings, respectively:

     "AGREEMENT" means this Pledge Agreement, as it may from time to time be amended, modified or supplemented.

     "CERTIFICATES OF DEPOSIT" means the five certificates of deposit in substantially the form attached hereto as Exhibit A issued by the First National Bank of Boston in the aggregate amount of 5 million dollars and any renewals, substitutions and replacements thereof.

     "COLLATERAL" means (a) the Certificates of Deposit and any Certificates of Deposit issued in renewal, substitution or replacement thereof in substantially the form thereof (collectively, the "CD"), (b) all rights and privileges pertaining to the CD, and (c) all proceeds from the sale, transfer, exchange, redemption or other disposition of, or received, receivable or otherwise distributed in respect of the CD; PROVIDED, HOWEVER, that all interest payable on the CD shall not be "Collateral".

     "COMPANY OBLIGATIONS" means the obligations of the Company to pay to the Secured Party any deficiency referred to in Section 1.02 of the Share Disposition Agreement in accordance with the terms and subject to the conditions set forth in the Share Disposition Agreement.

     "GOVERNMENTAL AUTHORITY" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

     "EVENT OF DEFAULT" shall mean the failure by the Company to pay the Company Obligations when due.

     "LAW" means any applicable U.S. federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any Governmental Authority or principle of common law.

     "UCC" mean the Uniform Commercial Code (or any successor statue thereto) as in effect in the State of New York.

2. GRANT OF SECURITY INTEREST. The Company hereby agrees that the Secured Party shall have, and hereby grants to and creates in favor of the Secured Party, a continuing first priority security interest in and to any and all of the Collateral as security for the full and timely payment by the Company of the Company Obligations and performance by the Company of the Company Obligations.

3. RELEASE OF COLLATERAL. So long as no Event of Default has occurred and is continuing, as and when the Secured Party sells USF Shares (any such date, a "Sale Date"), if after giving effect to such sale the Release Amount (as defined below) shall exceed the aggregate face amount of one or more Certificates of Deposit then held by the Secured Party pursuant hereto (as reasonably determined by the Secured Party), the Secured Party shall promptly return to the Company such Certificate or Certificates of Deposit, and such returned Certificate or Certificates shall be released from the security interest hereunder; provided, that (i) the aggregate face amount of such returned Certificates of Deposit shall not exceed the Release Amount and (ii) after giving effect to such return the aggregate face amount of Certificates of Deposit then held by the Secured Party shall not be less than an amount equal to $5,000,000 minus the aggregate Release Amounts through and including such Sale Date. For purposes of this Section, "Release Amount" shall mean with respect to any Sale Date an amount equal to (x) $5,000,000 times (y) a fraction, the numerator of which shall equal the number of USF Shares that shall have been sold by the Secured Party on the Sale Date and the denominator of which shall equal the aggregate amount of all USF Shares owned by the Secured Party on the date of this Agreement.

4. CERTIFICATE. Prior to or upon the execution and delivery of this Agreement, the Company has delivered to the Secured Party in the State of New York certificates representing the Certificates of Deposit for the purpose of perfecting the Secured Party's security interest therein. So long as no Event of Default shall have occurred, the Company shall have the right to exercise all rights with respect to the Collateral. All interest on the CD shall accrue for the benefit of and shall be paid directly to the Company. If at any time or from time to time any certificate of deposit included in the Collateral matures prior to the Termination Date, and provided the Company Obligations shall not have been satisfied, then the Company shall purchase additional certificates of deposit of equivalent face amounts issued by The First National Bank of Boston and shall deliver to the Secured Party on or before the date of such maturity certificates representing such certificates of deposit, and such additional certificates of deposit shall be included in and shall be part of the Collateral for all purposes of this Agreement.

5. TITLE TO COLLATERAL. The Company represents and warrants to the Secured Party that it has and will have at all times good and marketable title to the Collateral, free and clear of all liens other than the lien created hereby and will defend such title against the claims and demands of all persons whomsoever. The Company covenants and agrees that it will take any and all steps necessary or desirable to preserve its rights with respect to the Collateral against any other party. The Company covenants and agrees that it will not take any action that would result in an alteration or impairment of the Collateral, the perfection or priority of the security interest granted hereunder or of this Agreement.

6. TAXES AND CHARGES. The Company covenants to pay and discharge all taxes, levies and other impositions levied on the Collateral (except to the extent that such taxes, levies and other impositions shall not then be due or shall be contested in good faith by appropriate proceedings diligently conducted).

7. PRESERVATION AND PROTECTION OF SECURITY INTEREST. (a) The Company will faithfully preserve and protect the Secured Party's security interest in the Collateral and will from time to time at the reasonable request of the Secured Party file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, that the Secured Party believes are necessary to protect and preserve its first priority perfected security interest in the Collateral.

     (b) The Company hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Company where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Company hereby irrevocably appoints the Secured Party the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to protect the Collateral and the Secured Party's first priority security interest therein, including, without limitation:

     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

     (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

     (c) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

9. SECURED PARTY MAY PERFORM. If the Company fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement.

10. THE SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

11. REMEDIES. If any Event of Default shall have occurred and be continuing:

     (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. UNIFORM COMMERCIAL CODE") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the reasonable discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any reasonable time thereafter applied in accordance with the N.Y. Uniform Commercial Code.

     (c) The Secured Party may exercise any and all rights and remedies of the Company in respect of the Collateral.

     (d) All payments received by the Company in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Company and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement).

12. MODIFICATIONS, AMENDMENTS OR WAIVERS. The Secured Party and the Company may from time to time enter into written agreements amending, supplementing or modifying any provision of this Agreement, and the Secured Party may grant written waivers or consents to a departure from the due performance of the obligations of the Company hereunder.

13. NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure of the Secured Party in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies of the Secured Party hereunder are cumulative and not exclusive of any rights or remedies which it might otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Secured Party of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.
14. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

          (a)  if to the Secured Party:

          Christian G. Farman
          Vice-President
          Chief Financial Officer
          Anjou International Company
          1105 North Market Street
          Suite 1300
          P.O.  Box 8985
          Wilmington, Delaware 19899

          (b)  if to the Company:

          United States Filter Corporation
          73-710 Fred Waring Drive
          Suite 222
          Palm Desert, California 92260
          Attention: Chief Executive Officer
            and separately to the General Counsel
          Telecopier: (619) 341-9368

15. SURVIVAL. All representations, warranties, covenants and agreements of the Company contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as the Company Obligations are outstanding.

16. GOVERNING LAW; VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE COMPANY AGREES THAT ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH JURISDICTION.

17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Secured Party, the Company and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder, and the Secured Party may assign its rights hereunder or any interest herein or delegate its duties hereunder to any permitted assignee of the Share Disposition Agreement and to no other person.

18. SEVERABILITY. If any term, provision, or restriction of this Agreement is held to be invalid, void or unenforceable in any way in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect in such jurisdiction and shall in no way be affected, impaired or invalidated, and such invalidity, voidness or unenforceability shall not affect the validity and enforceability of such provision, covenant, or restriction in any other jurisdiction.

19. PRIOR UNDERSTANDINGS. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

20. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the earlier of payment in full in cash (or, if the parties mutually agree, consideration other than cash) of the Company Obligations and the termination of the Company Obligations pursuant to the Share Disposition Agreement, be binding upon the Company, its successors and assigns and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party. Upon earlier of the payment in full in cash (or, if the parties mutually agree, consideration other than cash) of the Company Obligations and the termination of the Company Obligations pursuant to the Share Disposition Agreement, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Secured Party will return the Collateral to the Company then in the Secured Party's possession, and the Secured Party will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

21. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

22. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning. The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are references to this Agreement unless otherwise specified.


























































          WITNESS the due execution of this Pledge Agreement as of the day and year first above written.

                              UNITED STATES FILTER
                                CORPORATION

                              By:  /s/ Damian C. Georgino
                                   -----------------------
                              Name:  Damian C. Georgino
                              Title:  Vice President


                              ANJOU INTERNATIONAL COMPANY

                              By:  /s/ Claudio Elia
                                   -----------------------
                              Name: Claudio Elia
                              Title: Chairman and Chief
                                     Executive Officer